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                                2-INFINITY.COM, INC.
                          RESTRICTED STOCK AWARD AGREEMENT


THIS AGREEMENT is made as of the date set forth on the signature page hereof, between 2-Infinity.com, Inc., a Colorado corporation (the "Company"), and Majed Jalali (the "Participant").

1. AWARD. In order to reward and compensate the Participant for their contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby awards to the Participant as of April 18, 2000 (the "Date of Grant"), a total of 1,500,000 shares of common stock, no par value, of the Company, subject to the conditions and restrictions set forth herein. ("Stock").

2. SALE OF STOCK. The Participant shall not sell the Stock except pursuant to an effective registration statement under the Securities Act of 1933 (or pursuant to an exemption from registration under such act), and the Participant hereby represents that he is acquiring the Stock for his own account and not with the view to distribution thereof.

3. WITHHOLDING OF TAXES. No certificates representing the shares of Stock shall be delivered to the Participant by the Company unless the Participant remits to the Company the amount of all federal, state or other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares or unless the provisions to so pay such withholding requirements have been made to the satisfaction of the board of directors of the Company (the "Board"). Subject to the Board's approval, the Participant may elect, at least thirty (30) days (or such other period as the Board may prescribe) prior to delivery of the stock, to satisfy such withholding tax requirements by having the Company withhold shares otherwise deliverable hereunder to the Participant having a Fair Market Value on the date such shares became vested equal to the amount necessary to satisfy such withholding tax requirements. Any election to have the shares withheld to satisfy the withholding tax requirements shall be made at such time and in such manner as the Board shall prescribe. Upon the payment of any cash dividends with respect to such shares of Stock, the amount of such dividends shall be reduced tot he extent necessary to satisfy any withholding tax requirements applicable thereto prior to payment to the Participant.

4.     LIMITATION OF RIGHTS. Nothing in this Agreement shall be construed to:

       (a) give the Participant any right to be awarded any further stock other than in the sole discretion of the Board;

       (b) give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company; or

       (c) confer upon the Participant the right to continue in the employment or service of the Company, or affect the right of the Company to terminate the employment or service of the Participant at any time or for any reason.

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5.     NONALIENATION BENEFITS.  No right to benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, or by operation of law, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitles to such benefits. If the Participant shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber or charge any right hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

6. PREREQUISITES TO BENEFITS. The Participant shall not have any right or interest in the Stock awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement which affect the Participant or such other person shall have been complied with as specified herein.

7. RIGHTS AS STOCKHOLDER. Subject to the limitations and restrictions contained herein, the Participant shall have all the rights as a stockholder with respect to the shares of Stock once such shares have been registered in his name hereunder.

8. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representative, heirs, and legatees), except that the Participant may not assign any rights or obligations under this Agreement expect to the extent and in the manner expressly permitted herein.

9. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

10. GENDER AND NUMBER. Whenever the context requires or permits, the gender and number of words shall be interchangeable.




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Dated: April 18, 2000

                                   2-INFINITY.COM, INC.



                                   By: /s/ Majed Jalali
                                       -----------------------------------
                                       Majed Jalali,
                                       Chief Executive Officer



                                   PARTICIPANT

                                   /s/ Majed Jalali
                                   ---------------------------------------
                                   Majed Jalali


















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